UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2017
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced, effective as of November 7, 2017, Sun BioPharma, Inc. (the “Company”) amended its Certificate of Incorporation to effect a reverse split of the Company’s common stock at a ratio of one-for-ten (1:10) and reduce the shares authorized for issuance by 50%. The amendments, including the reverse split, were previously approved by the Company’s stockholders as set forth in the definitive consent solicitation statement on Schedule 14A filed with the Securities and Exchange Commission on August 22, 2017.

On November 8, 2017, the Company restated its Certificate of Incorporation (the “Restated Certificate”) to integrate all prior amendments. The Restated Certificate did not revise any provision of the Company’s Certificate of Incorporation. The text of the Restated Certificate is attached as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description	Method of Filing
3.1	Restated Certificate of Incorporation, dated November 8, 2017	Filed Electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

Date: November 15, 2017	By	/s/ Scott Kellen
Scott Kellen Chief Financial Officer